Exhibit 10.86

Builder’s Co-Pilot Software License Agreement

This License Agreement dated January 1, 2010 governs the use by Comstock Homebuilding Companies, Inc. (hereafter “Licensee”), 11465 Sunset Hills Road #500 Reston VA 20190 (Phone: 703- 883-1700) of the Builder’s Co-Pilot software and system which is owned and licensed by I-Connect, L.C., with a principal place of business at 11465 Sunset Hills Road, Suite 400, Reston, Virginia 20190 (hereafter “ICG”). Subject to the timely payment by Licensee of the fees and charges set forth on the attached “Schedule of Fees and Usage Rights,” Licensee shall have the following rights:

1. Definitions

(a) “Software” or “System” refers to the Builder’s Co-Pilot brand of real estate development data management software program supplied by ICG herewith, and corresponding documentation, associated media, printed materials, and online or electronic documentation. (b) “Computer” means computer, workstation, terminal, handheld PC, pager, “smart phone,” or other digital electronic device. (c) “User Manual” means a compendium of operating instructions and system features that is provided to Licensee upon installation and configuration of the System. The User Manual addresses most, but not all, features and functions of the System and Licensee understands and agrees that the User Manual can and will be updated by ICG from time to time. It is agreed that upon provision to Licensee of an updated version of the User Manual, that updated User Manual will supersede and replace the earlier User Manual, which update will be effective when Licensee actually receives the updated User Manual.

2. License

(a) Licensee may install, use, access, display, run, or otherwise interact with as many versions of the Software as is authorized on the attached “Schedule of Fees and Usage Rights.”

(b) Licensee may make one additional copy of the Software in machine-readable form solely for backup purposes. Licensee must reproduce on any such copy all copyright notices and any other proprietary legends on the original copy of the Software.

(c) Licensee agrees that ICG may audit use of the Software for compliance with these terms at any time, upon reasonable notice. Audit rights include access to network and system log data and other resources capable of detailing the use of the Software by Licensee.

(d) Licensee’s rights under this Agreement are non-exclusive.

Additional Terms for Managed Service Deployment

Where Licensee elects to operate the System locally and on its computers and network, except for the express support obligations agreed to by ICG herein, Licensee is and shall at all times remain responsible for data retention and related data protection and back up procedures.

In the event Licensee chooses the managed service deployment option, where the System is operated and Licensee’s data is stored and processed on ICG controlled computers and networks, ICG shall use current and industry approved commercially reasonable efforts to protect Licensee’s data and to ensure that Licensee’s authorized users are able to access and use the System 24 hours a day, 7 days a week and throughout the calendar year. In undertaking to make the System and Licensee’s data continuously available, Licensee recognizes that 1) interruptions can occur that are beyond the reasonable control of ICG arising from hardware, software and network issues, and 2) routine maintenance and upgrades to the System will necessarily require that the System and Licensee’s data be temporarily unavailable. ICG

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shall undertake and use its commercially reasonable efforts to minimize all such interruptions and as to Licensee’s data shall cause periodic and regular backups to be made using ICG’s established on-site and off-site data protection procedures.

3. License Grant. Other than as set forth in Section 2, Licensee may not make or distribute copies of the Software, or electronically transfer the Software from one computer to another or over a network. Licensee may not alter, merge, modify, adapt or translate the Software, or decompile, reverse engineer, disassemble, or reduce the Software to a human-perceivable form. Unless otherwise provided herein, Licensee may not rent, lease, or sublicense the Software. Licensee may transfer its rights hereunder to a successor entity provided ICG is notified in advance of and approves such transfer. Unless specifically agreed to by ICG in writing or otherwise provided herein, Licensee may not modify the Software or create derivative works based upon the Software. Licensee may receive the Software in more than one medium but shall only install or use one medium. Licensee shall comply with the User Manual and with all reasonable instructions provided by ICG when using the System and processing data on ICG data storage facility. In the event Licensee fails to comply with any material provision of this Agreement, ICG may terminate the license, all Licensee usage rights shall cease and Licensee must destroy all copies of the Software (with all other rights of ICG and provisions protecting ICG surviving any such termination arising from breach by Licensee).

4. Ownership. Licensee is authorized to make use the Software and, if applicable, the ICG network and data storage capacities. This license is non-exclusive and ICG retains all right, title and interest, including all copyright and intellectual property rights, in and to, the Software and System. All rights not specifically granted in this Agreement, including US and International Copyrights, are reserved to ICG.

5. LIMITED WARRANTY AND DISCLAIMER

(a) ICG warrants that, for a period of ninety (90) days from the date of delivery, and when used with a recommended hardware configuration, the Software will, subject to the following, perform in substantial conformance with the User Manual documentation supplied with the Software.

(b) THE SOFTWARE AND SYSTEM IS PROVIDED “AS IS” AND ICG EXPRESSLY DISCLAIMS ALL WARRANTIES AND ALL LIABILITIES ASSOCIATED WITH DATA INPUTTED, PROCESSED, STORED OR MADE AVAILABLE BY OR THROUGH THE SOFTWARE OR PURSUANT TO ANY DATA STORAGE OR ACCESS SERVICES OFFERED BY ICG HEREUNDER. EXCEPT AS SET FORTH IN THE FOREGOING LIMITED WARRANTY, ICG AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES AND REPRESENTATIONS, WHETHER EXPRESS, IMPLIED, OR OTHERWISE, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WHILE REASONABLE EFFORTS HAVE BEEN MADE, ICG DOES NOT WARRANT THAT THE SOFTWARE IS COMPLETELY ERROR-FREE. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY.

6. Exclusive Remedy. Licensee exclusive remedy for any breach of warranty is to return the Software to ICG. Provided that any non-compliance with the above warranty is reported in writing to ICG no more than ninety (90) days following delivery of the Software, ICG will use reasonable commercial efforts to supply Licensee with a replacement copy of the Software that substantially conforms to the User Manual documentation, provide a replacement for defective media, or refund the purchase price for the

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Software, at ICG’s sole option. ICG shall have no responsibility if the Software has been altered in any way, if the media has been damaged by misuse, accident, abuse, modification or misapplication, or if the failure arises out of use of the Software with other than a recommended hardware configuration. Any misuse, accident, abuse, modification or misapplication of the Software voids all warranties. THIS REMEDY IS THE SOLE AND EXCLUSIVE REMEDY AVAILABLE FOR BREACH OF EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE SOFTWARE AND RELATED DOCUMENTATION.

7. LIMITATION OF LIABILITY. NEITHER ICG NOR ITS SUPPLIERS SHALL BE LIABLE TO LICENSEE OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, COVER OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR THE INABILITY TO USE EQUIPMENT OR ACCESS DATA, LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION OR THE LIKE), ARISING OUT OF THE USE OF, OR INABILITY TO USE, THE SOFTWARE AND BASED ON ANY THEORY OF LIABILITY INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY, BREACH OF COPYRIGHT, INFRINGEMENT OR INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES INCLUDING BUT NOT LIMITED TO ANY RIGHTS HELD BY OWNERS OF WEBSITES AGAINST WHICH THE SOFTWARE IS APPLIED OR USED, OR OTHERWISE, EVEN IF ICG OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF A REMEDY SET FORTH HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. ICG’S TOTAL LIABILITY TO LICENSEE FOR ACTUAL DAMAGES FOR ANY CAUSE WHATSOEVER WILL BE LIMITED TO THE GREATER OF $2000 OR THE AMOUNT PAID FOR THE SOFTWARE THAT CAUSED SUCH DAMAGE.

8. Basis of Bargain. The Limited Warranty and Disclaimer, Exclusive Remedies and Limited Liability set forth above are fundamental elements of the basis of the agreement between ICG and Licensee. ICG would not be able to provide the Software on an economic basis without such limitations. Such Limited Warranty and Disclaimer, Exclusive Remedies and Limited Liability inure to the benefit of ICG’s licensors.

9. No Distinction between End Users. The foregoing limitations or exclusions of warranties and liability contained in this Agreement affect all users regardless of type or size.

10. General. This Agreement shall be governed by the internal laws of the Commonwealth of Virginia, without giving effect to principles of conflict of laws. Licensee hereby consents to the exclusive jurisdiction and venue of the state courts or federal courts sitting in the Commonwealth of Virginia, to resolve any disputes arising under this Agreement. In each case this Agreement shall be construed and enforced without regard to the United Nations Convention on the International Sale of Goods.

This Agreement contains the complete agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understandings, whether oral or written. Licensee agree that any varying or additional terms contained in any purchase order or other written notification or document issued in relation to the Software licensed hereunder shall be of no effect. The failure or delay of ICG to exercise any of its rights under this Agreement or upon any breach of this

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Agreement shall not be deemed a waiver of those rights or of the breach.

No amendment may be made to this Agreement unless by writing signed by both parties.

If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law that provision will be enforced to the maximum extent permissible and the remaining provisions of this Agreement will remain in full force and effect.

Notice to a party shall be as follows:

I-Connect, L.C.

Attn: Amitesh Sinha

11465 Sunset Hills Road

Suite 410

Reston, Virginia 20190

Fax: (703) 471-3982

Email: amitesh@iconnectgroup. com

Comstock Homebuilding Companies, Inc.

Attn: Zerrick Pearson

11465 Sunset Hills Road #500

Reston, VA 20190

Fax: (703) 760-1520

Email: zpearson@comstockhomebuilding.com

With a copy to:

Comstock Homebuilding Companies, Inc.

Attn: Jubal Thompson

11465 Sunset Hills Road #500

Reston, VA 20190

Fax: (703) 760-1520

Email: jthompson@comstockhomebuilding.com

Trademarks and Trade Dress: ICG, the ICG logo, Builders CoPilot Logo and other trademarks presented in the Software and the Software and System (including in documentation and the User Manual) are the intellectual property of ICG. Third party trademarks, trade names, product names and logos may be the trademarks or registered trademarks of their respective owners. Licensee may not remove or alter any trademark, trade names, product names, logo, copyright or other proprietary notices, legends, symbols or labels in the Software.

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ACCEPTED:

I-Connect, LC		Comstock Homebuilding Companies, Inc.

By:	/s/ Amitesh Sinha	By:	/s/ Christopher Clemente
Name:	Amitesh Sinha	Name:	Christopher Clemente
Title:		Title:	CEO

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Schedule of Fees and Usage Rights

Initial Deposit and Payment: Upon execution of this Agreement Licensee shall pay a $ 0 initial payment for license fees and for any additional services requested from ICG.

License Fees: Licensee shall compensate ICG for use of the software and the system by paying Usage Fees based upon the number of “Neighborhoods” set up and used by Licensee in each month of use. For each Month, Licensee shall pay to I-Connect $6,000 for an unlimited number of Neighborhoods. As used herein, Neighborhood means the neighborhood or Community where homes are being built or completed building by Licensee or agents of Licensee by the Licensee or agents of Licensee.

ECard / eBlast / Internet Marketing via Emails Charges: Included

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